UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 10, 2006
(Date of earliest event reported)

THINK PARTNERSHIP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
incorporation)

28050 US 19 North

Suite 509
Clearwater, Florida 33761
(Address of Principal Executive Offices)

(727) 324-0046
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

PrimaryAds, Inc.

On August 10, 2006, Think Partnership Inc. (the “Company”) entered into an amendment of its April 22, 2005 acquisition agreement of PrimaryAds Inc. pursuant to which the parties agreed to restructure the earnout provisions contained in the original acquisition agreement. Under the terms of the original agreement, the former shareholders of PrimaryAds could have earned additional merger consideration of up to $16,000,000 based on the pre-tax earnings of PrimaryAds for the first twelve full calendar quarters following the closing of the acquisition; with the first $10,000,000 of the additional merger consideration, to the extent earned, being paid in shares of the Company’s common stock and the remainder, to the extent earned, being paid fifty percent (50%) in cash and fifty percent (50%) in shares of the Company’s common stock.

Under the amendment, the terms of the earnout were restructured such that the former shareholders of PrimaryAds may receive additional merger consideration of up to 4,857,301 shares of the Company’s common stock.  The additional merger consideration becomes payable if certain thresholds of consolidated earnings from operations of the Company and its subsidiaries, other than Morex Marketing Group, LLC, before interest, taxes, depreciation and amortization (hereinafter referred to as “Consolidated EBITDA”) are achieved during the first three consecutive twelve month periods occurring after June 30, 2006.  The amendment also provides for the acceleration of the payment of the additional merger consideration if there is a “change of control” of the Company defined therein as any of the following: (1) a merger, reorganization or other business combination if immediately following the transaction, a majority of the common stock of the Company is held by persons who were not shareholders of the Company immediately prior to the transaction; (2) the cumulative acquisition, either directly or indirectly through one transaction or a series of related transactions, of 50% or more of the then issued and outstanding common stock of the Company; or (3) a sale of all or substantially all of the assets of the Company.

Litmus Media, Inc.

On August 10, 2006, the Company entered into an amendment of its February 17, 2006 acquisition agreement of Litmus Media, Inc., as amended, pursuant to which the parties agreed to restructure the earnout provisions contained in the original acquisition agreement.  Under the terms of the original agreement, the former shareholders of Litmus could have earned additional merger consideration of up to $19,950,000 based on the pre-tax earnings of Litmus during the first twelve full calendar quarters following the closing of the acquisition; with $10,500,000 of the additional merger consideration, to the extent earned, paid in shares of the Company’s common stock and $9,450,000 of the addition merger consideration, to the extent earned, paid in cash. In addition, under the original agreement, in the event the shareholders of Litmus were entitled to any earnout payments, the Company agreed to capitalize a bonus pool for the pre-acquisition employees of Litmus in an amount not to exceed $1,050,000.

Under the amendment, the terms of the earnout and bonus pool were restructured such that the former shareholders of Litmus may receive additional merger consideration of up to 7,182,000 shares of the Company’s common stock, and the Company may contribute additional capital of up to $756,000 to Litmus for the bonus pool.  The additional merger consideration and contribution to the bonus pool become payable if certain thresholds of Consolidated EBITDA are achieved during the first three consecutive twelve month periods occurring after June 30, 2006.  The amendment also provides for the acceleration of the payment of additional merger consideration if there is a “change of control” of the Company.

iLead Media, Inc.

On August 10, 2006, the Company entered into an amendment of its April 27, 2006 acquisition agreement of Litmus Media, Inc. pursuant to which the parties agreed to restructure the earnout provisions contained in the original acquisition agreement.  Under the terms of the original agreement, the former shareholders of iLead could have earned additional merger consideration of up to $17,100,000 based on the pre-tax earnings of iLead during the first twelve full calendar quarters following the closing of the acquisition; payable to the extent earned, 50% in cash and 50% in shares of the Company’s common stock. In addition, under the original agreement, in the event the shareholders of iLead were entitled to any earnout payments, the Company agreed to capitalize a bonus pool for the pre-acquisition employees of iLead in an amount not to exceed $900,000.

Under the amendment, the terms of the earnout and bonus pool were restructured such that the former shareholders of iLead may receive additional merger consideration of up to 6,158,566 shares of the Company’s common stock, and the Company may contribute additional capital of up to $648,270 to iLead for the bonus pool.  The additional merger consideration and contribution to the bonus pool become payable if certain thresholds of Consolidated EBITDA are achieved during the first three consecutive twelve month periods occurring after June 30, 2006.  The amendment also provides for the acceleration of the payment of additional merger consideration if there is a “change of control” of the Company.

Web Diversity Limited

On August 10, 2006, the Company entered into an amendment of its April 27, 2006 acquisition agreement of Web Diversity Limited pursuant to which the parties agreed to restructure the earnout provisions contained in the original acquisition agreement.  Under the terms of the original agreement, the former shareholder of Web Diversity could have earned additional merger consideration of up to $2,000,000 based on the pre-tax earnings of Web Diversity during the first twelve full calendar quarters following the closing of the acquisition, plus $1,000 for each increment of $500,000 pre-tax earnings achieved over a threshold amount during such period.  To the extent earned, all additional merger consideration was payable in cash.

Under the amendment, the terms of the earnout were restructured such that the former shareholder of Web Diversity may receive additional merger consideration of up to 528,004 shares of the Company’s common stock.  The additional merger consideration and contribution to the bonus pool become payable if certain thresholds of Consolidated EBITDA are achieved during the first three consecutive twelve month periods occurring after June 30, 2006.  The First

Amendment also provides for the acceleration of the payment of additional merger consideration if there is a “change of control” of the Company.

Item 7.01               Regulation FD Disclosure

On August 10, 2006, the Company issued a press release announcing its results of operations and financial condition for the three and six months ended June 30, 2006. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01               Other Events

On August 10, 2006, the Company entered into an amendment of its February 21, 2005 acquisition agreement of Ozona Online Network, Inc. pursuant to which the former shareholder of Ozona Online agreed to waive his rights to any earnout consideration he may have earned in the future in consideration for a cash payment of $25,000.

Further, on August 10, 2006, the Company entered into an amendment of its March 11, 2005 acquisition agreement of KowaBunga! Marketing, Inc. pursuant to which the parties agreed restructure the earnout provisions contained in the original acquisition agreement.  Under the terms of the original agreement, the former shareholder of KowaBunga! could have earned additional merger consideration of up to $4,950,000 based on the pre-tax earnings of KowaBunga! during the first twelve full calendar quarters following the closing of the acquisition, payable 45.5% in cash and 54.5% in shares of the Company’s common stock.  Under the amendment, the former shareholder of KowaBunga! may receive earnout consideration of up to 150,000 shares of the Company’s common stock if certain thresholds of Consolidated EBITDA are achieved during the first three consecutive twelve month periods occurring after June 30, 2006.  The amendment also provides for the acceleration of the payment of additional merger consideration if there is a “change of control” of the Company.

Item 9.01                                             Financial Statements and Exhibits

 (d)                                          Exhibits

10.1                           First Amendment to Agreement by and among Think Partnership Inc., PrimaryAds, Inc., Kenneth M. Harlan, David J. Harlan, Steven M. Harlan and Matthew A. Sessanta

10.2                           Second Amendment to Agreement by and among Think Partnership Inc., Litmus Media, Inc., and John Linden and Tobias Teeter.

10.3                           First Amendment to Agreement by and among Think Partnership Inc., THK, LLC, and Brady Whittingham, David Nelson, and Robert Seolas.

10.4                           First Amendment to Agreement by and between Think Partnership Inc., and James Banks.

99.1         Press Release dated August 10, 2006, announcing results of operations and financial condition for the three and six months ended June 30, 2005.

99.2         Press Release dated August 10, 2006, announcing restructuring of earnouts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    August 10, 2006

THINK PARTNERSHIP INC.

By:	/s/ Scott P. Mitchell
Name:	Scott P. Mitchell
Title:	Chief Executive Officer